UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2005
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     New Credit Facility
     On December 28, 2005, we entered into a $470.0 million credit facility with Wachovia Capital Markets, LLC (“Wachovia”). At closing, a Sale and Servicing Agreement (the “Sale and Servicing Agreement”) was entered into among CSE QRS Funding I LLC (“QRS Funding I”), as Seller, CSE Mortgage LLC (“CSE Mortgage”), as Originator and Servicer, Variable Funding Capital Company LLC (“VFCC”), as Conduit Purchaser, Wachovia Bank, National Association, as the Swingline Purchaser, Wachovia as the Administrative Agent and VFCC Agent, and Wells Fargo, National Association, as the Backup Servicer and Collateral Custodian; and a Sale and Contribution Agreement (together with the Sale and Servicing Agreement, the “Agreements”) between QRS Funding I, as Buyer and CSE Mortgage, as Seller. QRS Funding I is a wholly owned subsidiary of CSE Mortgage, which is a wholly owned subsidiary of CapitalSource Inc. This credit facility is scheduled to mature on February 28, 2006. Interest on borrowings under the credit facility will be charged at the applicable commercial paper rate, as defined in the Sale and Servicing Agreement.
     Under the Agreements, CSE Mortgage is required to comply with various covenants including a minimum consolidated tangible net worth and a maximum leverage ratio. The Agreements also include usual and customary events of default for credit facilities of this nature and provide that, upon the occurrence of an event of default, payment of all amounts payable under the credit facility may be accelerated and/or the lender’s commitment may be terminated.
     Copies of the Agreements are expected to be filed as exhibits to the Company’s 2005 Annual Report on Form 10-K when filed in the first quarter of 2006.
     Amendment to Existing Credit Facility
     On December 29, 2005, a Fifth Amendment to Amended and Restated Sale and Servicing Agreement, dated as of September 17, 2003 and amended and restated as of October 7, 2004 (the “Amendment”), was entered into among CapitalSource Funding II Trust (“Funding II Trust”), as Issuer, CS Funding II Depositor LLC, formerly CS Funding II Depositor Inc. (“Funding II Depositor”), as Depositor, CapitalSource Finance LLC (“CapitalSource Finance”), as Loan Originator and Servicer, and Wells Fargo Bank, National Association, as Indenture Trustee on behalf of the Noteholders, Paying Agent, Collateral Custodian and Backup Servicer. Funding II Trust is an indirect subsidiary of CapitalSource Inc., and Funding II Depositor is a wholly owned subsidiary of Capital Source Finance, which is a wholly owned subsidiary of CapitalSource Inc. The Amendment provides for temporary increases in the maximum amount of the facility to $1.5 billion and in the maximum advance rate to 90% through March 31, 2006.
     A copy of the Amendment is expected to be filed as an exhibit to the Company’s 2005 Annual Report on Form 10-K when filed in the first quarter of 2006.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.
Item 3.02. Unregistered Sale of Equity Securities.
     On December 28, 2005, the Company executed an agreement to purchase 37 skilled nursing facilities and one assisted living facility for approximately $211.0 million, including the assumption of indebtedness, a significant portion of which is payable to the Company. The facilities are currently subject to long term, triple-net leases, and all of the properties are managed by Senior Health Management LLC. The transaction remains subject to completion of due diligence and is expected to close in the first quarter of 2006.
     The purchase is being structured as a “down-REIT” transaction in which a significant portion of the purchase price is expected be paid in the form of interests in a newly formed limited liability company in which the Company will be the managing member and majority owner. Each seller will have the right to elect to take all or a portion of the consideration payable to it in the form of the Company’s common stock instead of such LLC interests, provided that the sellers must hold, in the aggregate, not less than ten percent (10%) of all the LLC interests outstanding immediately following the Closing. Each seller has represented that it is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended, and, accordingly, the LLC interests and Company common stock, as applicable, will be issued in reliance upon an exemption from registration under Regulation D and Section 4(2) of the Securities Act of 1933.
     The number of LLC interests to be issued will be determined based on a 20-day trailing average price of the Company’s common stock calculated as of the close of business on the trading day prior to the closing date (the “CSE Stock Value”). The LLC interests issued to the sellers will be exchangeable for cash, or at the Company’s option, shares of the Company’s common stock, initially on a one-for-one basis.
     At closing, the Company expects to enter into a registration rights agreement whereby the Company will agree to register for resale by the sellers the shares of the Company’s common stock that may be issued at closing or in the future, upon exercise of these exchange rights, within five business days following the closing, subject to customary suspension rights. If the Company exercises its suspension rights, each seller that had elected to receive shares of the Company’s common stock at closing will be given the right to elect to receive instead an amount of cash from the Company equal to the product of the CSE Stock Value multiplied by the number of shares such seller received, provided that the Company will have no obligation to deliver greater than $20 million in the aggregate to all sellers making this election.
     A copy of our press release describing this transaction is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective January 1, 2006, Dean C. Graham became the President and Chief Operating Officer of the Company, and Keith D. Reuben and James J. Pieczynski became Co-Presidents of the Healthcare and Specialty Finance Business. Also, effective January 1, 2006, Jason M. Fish became the Vice Chairman and Chief Investment Officer of the Company and will no longer serve as President.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          See Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 4, 2006	/s/ Steven A. Museles

Steven A. Museles Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on January 3, 2006.